UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 28, 2005 (February 23, 2005)

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-15253 (Commission file number)	43-1804048 (IRS Employer Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2005, the board of directors of Janus Capital Group Inc. (the “Company”) amended the Rights Agreement, dated June 14, 2000 (the “Rights Agreement”), between the Company (formerly known as Stilwell Financial Inc.) and UMB Bank, N.A., as Rights Agent (the “Rights Agent”), by adopting Amendment No. 1 to the Rights Agreement (“Amendment No. 1”). Amendment No. 1 amends the definition of “Acquiring Person” contained in Section 1(a) of the Rights Agreement to exclude certain categories of persons from the definition of “Acquiring Person.”

The foregoing summary of the principal terms of the Amendment No. 1 is a general description only and is subject to the detailed terms and conditions of Amendment No. 1, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. Amendment No. 1 was filed with the Rights Agent on February 24, 2005.

Item 3.03. Material Modification to Rights of Security Holders.

See the description set forth under “Item 1.01 Entry into a Material Definitive Agreement.”

Item 9.01. Financial Statements and Exhibits.

c) Exhibits

Exhibit
Number	Description
4.1	Amendment No. 1 to Rights Agreement between Janus Capital Group Inc. and UMB Bank N.A., as Rights Agent, dated February 23, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.
Date: February 28, 2005	By:	/s/ John H. Bluher
John H. Bluher
Senior Vice President General Counsel, Chief Public Affairs Officer and Secretary

Index to Exhibits

Exhibit
Number	Description
4.1	Amendment No. 1 to Rights Agreement between Janus Capital Group Inc. and UMB Bank N.A., as Rights Agent, dated February 23, 2005.